                                                                   Exhibit 10.44

                             DEVELOPMENT AGREEMENT
                             ---------------------

     This Agreement is made and entered into this second day of June, 2000, ("Effective Date") by and between Plug Power Inc., a Delaware corporation, having a place of business at 968 Albany Shaker Road, Latham, New York 12110 (hereinafter referred to as "Plug"), and Engelhard Corporation, a Delaware corporation, having a place of business at 101 Wood Avenue, Iselin, New Jersey 08830-0770 (hereinafter referred to as "Engelhard").

1.   Recitals
     --------

     1.1 Plug has developed and continues to develop technology and manufacturing expertise related to fuel cell systems. Plug has developed and continues to develop technology related to catalyst products useful in the various components of fuel cell systems including fuel processors and fuel cell stacks.

     1.2 Engelhard has developed and continues to develop technology related to catalyst and sorbent, methods of manufacture and methods of application of catalyst and sorbent compositions to substrates, including catalysts and sorbents useful in the various components of fuel cell systems including fuel processors and fuel cell stacks. Engelhard has also developed and continues to develop technology related to the use of such catalysts and sorbents in fuel cell systems useful in stationary and mobile applications.

     1.3 Plug and Engelhard desire to work together to design and develop catalysts for use in Plug's fuel processors intended for use in Plug's stationary fuel cell systems having a capacity to generate up to one hundred
(100) kW of electricity.

     In consideration of the foregoing and the terms set forth below, the Parties agree as follows:
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2.   Definitions
     -----------

     The following terms shall have, for the purposes of this Agreement, the meanings set forth in this Article 2. The terms may be used in this Agreement in the plural or the singular form.

     2.1 "Materials" shall mean catalysts, sorbents, catalytic sorbents, and/or reactive compounds and compositions which are useful in Fuel Processors to catalyze the oxidation and/or reduction of, or otherwise treat components such as, carbon monoxide, hydrogen, and hydrocarbons including components of natural gas and LPG. Materials shall also include non-catalytic adsorbent materials and/or absorbent materials useful in Fuel Processors. Materials additionally include catalyst materials supported on carriers such as honeycomb monoliths, plates, pipes, hardware and Fuel Processors. Specific Materials include, but are not limited to, CO preferential oxidation catalysts and autothermal reforming catalysts, oxidation catalysts for the abatement of hydrogen from the anode of a fuel cell stack, and shift catalysts which are catalysts that catalyze a gas stream comprising hydrogen, carbon monoxide and water to increase the hydrogen concentration and decrease the carbon monoxide concentration of the gas stream. Materials shall also include methods for application (e.g. coating) of Materials onto substrates, and methods of use of these Materials.

     2.2 "Fuel Processor" shall mean a system (a) for converting hydrocarbon fuels (e.g., natural gas, LPG etc.) to a gas containing hydrogen that is suitable for acceptable operation at a fuel cell
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anode, and (b)intended for use in Plug's fuel cell systems designed for stationary applications, including residential and small commercial applications, and having a capacity to generate up to one hundred (100) kW of electricity. The Fuel Processor may consist of hardware and control components designed to employ Materials in reactor, exchanger, shift, CO polishing or treatment subsystems

     2.3 "Program" shall mean the joint effort of the Parties pursuant to this Agreement to design and develop Materials for use in Plug's Fuel Processors.

     2.4 "Project(s)" shall mean those projects relating to the Program which are decided upon from time to time within the scope of the work outlined in Exhibit A, made a part hereof, and as may be modified by the Parties in writing, by mutual agreement from time to time.

     2.5 "Intellectual Property" shall mean any invention, discovery, concept, expression or work, whether or not patented or patentable, including, without limitation, discoveries, compositions, know-how, procedures, technical information, processes, methods, test results, devices, formulas, protocols, techniques, designs and drawings, any physical embodiment thereof, and any patent (and applications therefor), copyrights (and applications therefor), trade secret or other intellectual property right related thereto.

     2.6 "Affiliated Company" shall mean any company or entity owned by, or having common ownership with either party to this Agreement, or being a joint venture partner of either Party to this Agreement.

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Ownership of a company or entity as used herein means the direct or indirect ownership of more than thirty percent (30%) of the voting shares or share capital, equity or voting rights of the company or entity except that Affiliate shall include Engelhard's affiliates N.E. ChemCat Co., Ltd. of Japan and Heesung Engelhard of South Korea.
     2.7 "Product Specification" shall have the meaning set forth in the Supply Agreement Section 1.6.

3.   Program for Establishment and Determination of Projects and Exchange of
     -----------------------------------------------------------------------
     Technical Information
     ---------------------

     3.1 Pursuant to the Program, Plug and Engelhard will cooperate in the development of Materials for use in Plug's Fuel Processors in accordance with the Project set forth in Exhibit A. Generally, the goals of the Program shall be to develop improved Materials that optimize the cost, performance and durability of the Fuel Processor. Exhibit A will contain milestones which are recognized by the Parties to be objectives and not obligations. The Parties further recognize that the milestones may change, as the Project progresses for reason not anticipated. Therefore, the Parties agree that failure to meet a milestone recited in Exhibit A shall not be a breach of this Agreement.

     3.2 Each Party shall appoint a representative as its project manager for the Project (each such representative a "Project Manager"). The Project
                                         ---------------
Managers shall appoint members to their respective teams to work on the Project and shall share overall responsibility for the coordination of the development of the Product. Each Party's Project Manager shall be the other Party's point of

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contact for the resolution of any problems that may arise in connection with this Agreement or the Project. Each Party shall notify the other Party within thirty (30) days after the execution of this Agreement of the appointment of its Project Manager and shall notify the other Party as soon as practicable upon changing such appointment.
     3.3 Exhibit A of this Agreement has been prepared by the business and technical personnel of Engelhard and Plug who have met prior to the Effective Date to outline the initial Project or Projects, within the scope of the Program, to be undertaken. Such Project(s) shall include the nature, scope, estimated resource requirements, milestones, performance and the estimated completion date.

     3.4 The Parties shall meet as mutually agreed but at least every three (3) months during the term of this Agreement. During such meetings, each Party shall review the status of the Projects, including:

          3.4.1 A review of current Projects, including reports of work done subsequent to the previous meeting;

          3.4.2 The extent to which any previous or current Project is proceeding towards commercialization; and

          3.4.3 A review of invention disclosures, patent applications filed or issued relating to the Project, including contemplated foreign filings.
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          3.4.4  During the course of such meetings, the Parties shall decide whether the Projects shall be modified and, if so, the Parties shall agree in writing on specific actions to be taken by each Party.

          3.4.5 Minutes shall be taken at each meeting by each Party's Project Leader or his/her designee and a written version of such minutes shall be provided to the other Party within thirty (30) days of the conclusion of each such meeting.
     3.5 Plug shall bear its own costs and expenses with respect to the Program, and Engelhard shall be compensated for its costs and expenses with respect to the Program in accordance with Article 4 hereinbelow. To the extent Engelhard purchases property in accordance with, and for the primary purpose of carrying out, the Project, any and all such property including materials, equipment, software, and the like purchased or otherwise acquired by Engelhard in connection with the Program, shall be the property of Engelhard, regardless of whether the funds for such purchased or otherwise acquired property were obtained using the compensation provided by Plug or by Engelhard.

     3.6 To the extent that either Party is prevented from disclosing commercial and technical information hereunder by reason of obligations to third parties, it shall use all reasonable efforts to secure the approval of such third parties for the purpose of making disclosures hereunder.

4.   Engelhard Compensation

     4.1  Payment for Development Efforts Plug shall pay one hundred percent
          -------------------------------
(100%) of its own development costs and expenses incurred in
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connection with the Project. The Parties hereto agree that Ten Million Dollars
($10,000,000) represents the development costs and expenses estimated by Engelhard and Plug that Engelhard will incur in connection with the Program from the Effective Date through the third anniversary of the Effective Date. Plug agrees to pay such development costs incurred by Engelhard in connection with the Project (the "Development Fee"). The Development Fee shall be paid to
                  ---------------
Engelhard in cash in three installments as follows: Five Million Dollars ($5,000,000) within five (5) days of the Effective Date; Three Million Dollars ($3,000,000) within five (5) days of the first anniversary of the Effective Date; and Two Million Dollars ($2,000,000) within five (5) days of the second anniversary of the Effective Date.

     4.2 Investment in Plug:
         --------------------

     (a) Within ten (10) days of the Effective Date, Plug shall issue and sell to Engelhard, and Engelhard shall purchase from Plug, for a purchase price of Five Million Dollars ($5,000,000) in cash such number of shares (the "Shares"), Plug's common stock, par value one cent ($.01) per share (the "Common Stock") having a market value of Five Million Dollars ($5,000,000) based on the Effective Date Market Price (as defined below). As used herein, "Effective Date Market Price" means with respect to one share of Common Stock, the closing price for such share ("Closing Price") as reported on NASDAQ for the trading day immediately preceding the Effective Date; provided that in calculating such Effective Date Market Price the Closing Price shall be reduced by five percent (5%) of its arithmetic value.
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     (b) Within ten (10) days of the first anniversary of the Effective Date,
Plug shall issue and sell to Engelhard, and Engelhard shall purchase from Plug, for a purchase price of Three Million ($3,000,000) in cash such number of Shares of Common Stock having a market value of Three Million ($3,000,000) based on the First Anniversary Market Price (as defined below). As use herein First Anniversary Market Price" means with respect to one share of Common Stock, the Closing Price as reported on NASDAQ for the trading day immediately preceding the first anniversary of the Effective Date; provided that in calculating such First Anniversary Market Price the Closing Price shall be reduced by five percent (5%) of its arithmetic value.

     (c) Within ten (10) days of the second anniversary of the Effective Date, Plug shall issue and sell to Engelhard, and Engelhard shall purchase from Plug, for a purchase price of Two Million ($2,000,000) in cash such number of Shares of Common Stock having a market value of Two Million ($2,000,000) based on the Second Anniversary Market Price (as defined below). As use herein, "Second Anniversary Market Price" means with respect to one share of Common Stock, the Closing Price as reported on NASDAQ for the trading day immediately preceding the second anniversary of the Effective Date; provided that in calculating such Second Anniversary Market Price the Closing Price shall be reduced by five percent (5%) of its arithmetic value.

     (d) Each obligation of Engelhard to purchase Common Stock pursuant to clauses (a), (b) and (c) above is conditioned upon the
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receipt by Engelhard of the related installment payment of the Development Fee as specified in Section 4.1.

     4.3 Engelhard hereby covenants that it shall use the entire Development Fee primarily for its development activity in connection with the Project. Provided that property purchased with the development fee can be used outside of the Program.

5.   Intellectual Property
     ---------------------

     5.1 Ownership of Intellectual Property in the possession of either Party prior to the date of this Agreement or developed outside the scope of this Agreement, as substantiated by reasonable documentary evidence ("Background
                                                                 ----------
Intellectual Property"), shall be unaffected by this Agreement or the actions of
---------------------
the Parties pursuant to this Agreement. Plug shall own all Plug Background Intellectual Property and Engelhard shall own all Engelhard Background Intellectual Property.

     5.2 All Intellectual Property developed hereunder: (a) solely by Engelhard, (b) jointly by Engelhard and Plug, (c) or solely by Plug which relate to Materials shall be the sole property of Engelhard ("Engelhard Intellectual Property").

     5.3 Except as recited in Section 5.2, all Intellectual Property developed hereunder: (a) solely by Plug, (b) jointly by Plug and Engelhard, or (c) solely by Engelhard which relate to the Fuel Processors shall be the sole property of Plug ("Plug Intellectual Property").
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     5.4  Each party having sole property rights in Sections 5.2 and 5.3 respectively, shall, at its sole discretion, file patent applications in the United States of America and foreign countries covering such property rights. Where Confidential Information developed hereunder of a non-filing Party is required to file a patent application, the filing Party shall request permission of the non-filing Party to use such Confidential Information, and the non-filing Party shall not unreasonably withhold such permission.

     5.5 Except as otherwise provided, and in order to carry out the foregoing, each Party shall, at the request of the other Party, use reasonable efforts to execute or cause to be executed such assignments or other papers relating to Intellectual Property rights, including the assignment of patent applications, as the requesting Party may require. Each Party agrees that its employees shall cooperate with and assist the other Party (at no cost to the other Party) in the preparation and prosecution of other Party's patent applications.
     5.6 During the term of this Agreement and the term of the Supply Agreement, whichever is longer, Engelhard shall not provide to any third party the Product Specification or Materials, when taken in the aggregate, meet the Product Specification, except: (i) in compliance with Section 6.3; (ii) or if Engelhard is acquired by another entity or merges with another entity, the Product Specification can be disclosed to such acquiring or merging entity;
(iii) or the part of Engelhard's business to which the Product Specification is sold or otherwise divested from Engelhard, the Product Specification can be provided to the divesting part of the business; provided that the divested part of the business agrees to be bound by the terms and conditions of this Agreement and the Supply Agreement; or (iv) or if
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the Product Specification falls within Engelhard's Background Intellectual
Property as defined in Section 5.1.

     Notwithstanding the foregoing, and notwithstanding any other provision in this Agreement or in the Supply Agreement, Engelhard may (without disclosing Plug's use of any particular product or specification) provide any product to be sold by Engelhard to Plug or any Product Specification, to any third party for applications outside the field of Fuel Processors.

6.   Confidential Information
     ------------------------

     6.1 Plug and Engelhard recognize that in order to carry out the intent of this Agreement, the exchange of certain commercial and technical information will be required and that such commercial and technical information may constitute proprietary information of the Party furnishing the same ("Confidential Information"). Each of the Parties hereto agrees that all Confidential Information related to the Program and furnished to it by the other Party in writing shall be marked as proprietary or confidential. Confidential Information disclosed by oral or visual means shall be designated at the time of the original disclosure as being proprietary or confidential and thereafter reduced to written form, marked confidential and delivered to the receiving Party within twenty (20) days of the original. Confidential Information which shall not be considered proprietary or confidential hereunder includes information:

     (a) that is or becomes publicly available other than through the fault or negligence of the receiving Party;
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     (b)  that is rightly obtained without restriction by the receiving Party from a third party;
     (c) that was known by the receiving Party or the public prior to its receipt; or
     (d)  that is released without restriction by the providing Party to anyone;
          or
     (e) that is developed by the receiving Party independently of the providing Party and without breach of this Agreement, and such independent development is demonstrated by the receiving Party with acceptable relevant documentary evidence.
Each Party hereto agrees that it shall not use Confidential Information of the other except in performance of this Agreement, or disclose the same to third parties, without the prior written approval of the other Party. Each Party shall advise its employees having access to Confidential Information of the Party's obligations hereunder and will disclose such Confidential Information only to those of its employees who are subject to written obligations restricting use and disclosure of such information to at least the same extent as provided in this Agreement. The confidentiality obligations of the Parties hereunder shall cease seven (7) years from the date of termination of this Agreement.

     6.2 With regard to samples (including, but not limited to Materials, Fuel Processors and/or any components thereof collectively and fuel cell stacks and/or components thereof, collectively, the "Samples") and received, directly or indirectly, by one Party from the other, the receiving Party agrees as follows:
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     (i)   not to analyze or have analyzed any of the Samples in order to determine the physical or structural characteristics or chemical composition of any of the Samples;
     (ii)  not to provide the Samples to third parties;
     (iii) to use the Samples only for the Project;
     (iv) upon completion of receiving party's evaluation and unless otherwise agreed, the receiving Party shall return all used and unused Samples to the disclosing Party; and
     (v) to provide each other with the results of each Party's evaluation of other Party's Samples and otherwise hold such Samples and results as Confidential Information subject to this Article 6.

     6.3 In the event that a Party is required to disclose Confidential Information or Samples or results which a Party is obligated to maintain in confidence under this Agreement to a third party in response to a subpoena or order of a court or administrative agency, the Party required to disclose shall inform the other Party promptly so that the other Party shall have the opportunity to seek a protective order or to limit the scope of the requested disclosure and, provided, that Party required to disclose shall not interfere with the other Party's lawful efforts to obtain said protective order.

     6.4 Each Party will have sole discretion to determine what Confidential Information or Background Intellectual Property it is required to disclose to the other Party hereunder. Neither Party shall be required to disclose to the other, or any third party, Sample compositions or methods of application whether part of Background Intellectual Property or Intellectual Property developed under this Agreement.

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7.  Shares of Plug Power Stock
    --------------------------

     7.1  Valid Issuance of Shares.  Plug represents and warrants that when
          -------------------------
issued and delivered in accordance with the terms hereof, the Shares will be duly authorized and validly issued. Subject to Engelhard's compliance with
Section 7.2, the Shares will be issued in compliance with all applicable federal securities laws.

     7.2  Accredited Investor Representations and Warranties.  In connection
          --------------------------------------------------
with acquiring the Shares, Engelhard hereby represents and warrants to Plug that Engelhard is an "accredited investor," within the meaning of Rule 501 of Regulation D under the Securities Act.

     7.3  Transfer Restrictions.  Engelhard shall not, directly or indirectly,
          ---------------------
sell, transfer, assign, pledge or otherwise dispose of any interest in any of the Shares acquired hereunder for a period of three (3) years following the acquisition of such Shares (the "Holding Period"); provided that such agreement shall not be deemed to limit Engelhard's right to surrender its Shares in a merger or other corporate transaction involving a change of control of Plug as a result of which Shares may be deemed to be transferred by operation of law to a successor in interest of Plug; and provided further that, notwithstanding anything in this Section 7.3 to the contrary, Engelhard shall be permitted to
(i) sell, transfer, assign or pledge all or any part of the Shares to (A) any direct or indirect subsidiary of Engelhard or (B) any Affiliated Company of Engelhard.
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     7.4  Legends.  It is understood that each certificate evidencing Shares
          -------
          will bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, HAVE BEEN ACQUIRED FOR THE HOLDER'S OWN ACCOUNT AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO OFFER, SALE OR DISPOSITION OF THESE SECURITIES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933. IN ADDITION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS AGREED NOT TO DIRECTLY OR INDIRECTLY SELL, TRANSFER, ASSIGN, PLEDGE OR OTHERWISE DISPOSE OF ANY SUCH SHARES OTHER THAN IN ACCORDANCE WITH AN AGREEMENT DATED AS OF JUNE 2, 2000 WITH THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

     Notwithstanding the foregoing, Engelhard shall have the right, upon written request to Plug on or after termination of all applicable limitations on transfer with respect to any Shares, to receive from Plug, without expense, a new certificate omitting any legend with respect to the terminated limitations.

     7.5  SEC Reports and Financial Statements.  In connection with the
          -------------------------------------
issuance of the Shares, Plug hereby represents and warrants, as of the date hereof and as of each date on which Shares are issued, that: (i) it has filed or will have been filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules,
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statements and other documents required to be filed by it since October 28, 1999 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act of 1933, as amended (the "Securities Act") (as such documents have been amended since the time of their filing, collectively, the "SEC Documents"); (ii) The SEC Documents, including without limitation any financial statements and schedules included therein, at the time filed (a) did not contain any untrue statement of a material fact or omit to state a fact, which is material, required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder; and (iii) the financial statements of Plug included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Plug and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

8.  Commercial Arrangements
    -----------------------
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          Concurrent with the Effective Date, the Parties have executed a Supply
Agreement in the form attached hereto as Exhibit B.

9.   Publicity
     ---------

     No public release or advertisements by either Plug or Engelhard relating to the subject of this Agreement shall be made without the prior written agreement of both Parties except to the extent that either Party is advised by its counsel that disclosure of such subject is required by law; provided that in the event that a Party has been so advised by counsel, the other Party will be afforded the opportunity to review such press release prior to its public dissemination.

10.  Warranties and Limitation of Liabilities
     ----------------------------------------

     10.1 No Party shall be liable to the other Party under this Agreement except for liability associated with Articles 4, 5, 6, 7 and 9.

     10.2 The sole obligation of each Party with respect to its commercial and technical information, including the results of the Projects of Section 3.4, shall be to provide same to the other Party as provided in this Agreement, and to correct errors that might have occurred in said information without undue delay after such errors are made known to the Party which forwarded said information.

     10.3 Nothing in this Agreement shall obligate either Party to apply for, maintain or acquire any patent protection, in any country.
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11.  Notices
     -------

     All notices required to be given hereunder shall be in writing and shall be given by first class mail, postage prepaid, addressed to the Parties as follows:

     To Plug:       Plug Power Inc.
                    968 Albany Shaker Road
                    Latham, New York 12110
                    Attn: Gary Mittleman
                          President & CEO

                    cc:  General Counsel

     To Engelhard:  Engelhard Corporation
                    101 Wood Avenue South
                    Iselin, NJ  08830-0770

                    Attn:    Daniel W. Parker
                             Group Vice President
                             and General Manager
                             Separation Systems & Ventures

                    cc:      Vice President & General Counsel

Either Party shall have the right to change the address to which notices are to be sent by the giving of not less than ten (10) days written notice to the other Party.

12.  Relationship
     ------------

     The relationship of the Parties hereto shall be that of independent contractors and nothing herein contained shall be deemed to create any relationship of agency.
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13.  Entire Agreement
     ----------------

     This Agreement constitutes the entire agreement between the Parties regarding the joint development of the Materials specified in Exhibit A hereto and supersedes any and all other prior agreements and understandings whether written, verbal or implied. No changes, alterations or modifications to this Agreement shall be effective unless in writing and signed by the Parties hereto.

14.  Termination
     -----------

     This Agreement shall terminate the later of (i) three (3) years from the Effective Date or (ii) the date on which Engelhard has exhausted the Development Fee, unless further extended by written agreement of the Parties. Upon termination pursuant to this Section 14, the Parties shall be relieved of all obligations under this Agreement, except for their obligations under Sections 4 through 8 and this Section 14.

     In no event shall termination of this Agreement have any bearing on the effect or survivability of the Supply Agreement.

15.  Other Development
     -----------------

     Either Party hereto, subject to its obligations under Section 6 above in connection with the other Party's Confidential Information, may pursue development activity, whether or not similar to the
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Program, with others or independently, provided such activity does not otherwise violate a Party's obligations hereunder. Engelhard hereby gives notice to Plug that it has a variety of relationships with other Fuel Cell System manufacturers and development companies.
16.  Governing Law
     -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to principles of conflicts of laws that would cause the application of the laws of any jurisdiction other than the State of New Jersey.

17.  Authority/No Conflicts
     ----------------------

     Each Party represents and warrants that (i) it has full power and authority and legal right to execute and deliver this Agreement, (ii) its execution, delivery and performance of this Agreement have been duly authorized by all necessary action, (iii) this Agreement has been duly executed and delivered by it and (iv) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by the availability of the remedy of specific performance.

18.  Waiver, Discharge, etc.
     ----------------------

     This Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the Parties by their duly authorized
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representatives. The failure of either Party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part of it or the right of either Party after any such failure to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

19.  Counterparts
     ------------

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each Party and delivered to the other Party.

20.  Captions, Construction
     ----------------------

     The titles and headings to Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the Party causing this Agreement to be drafted.

21.  No Third Party Benefits
     -----------------------

     Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective
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permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

22.  No Implied Licenses
     -------------------

     No rights or licenses with respect to a Party's Intellectual Property, Confidential Information or other proprietary rights are granted or deemed granted to the other Party hereunder or in connection herewith, other than those rights expressly granted in this Agreement.

23.  Assignment
     ----------

     Neither Party shall have the right to transfer or assign its interest in this Agreement or delegate its obligations under this Agreement without the prior written consent of the other Party.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

PLUG POWER INC.                    ENGELHARD CORPORATION

     /s/ Gary Mittleman                   /s/ Daniel W. Parker
By: ___________________________    By: ____________________________
     Gary Mittleman                       Daniel W. Parker
     President & CEO                      Group Vice President
                                          and General Manager

         June 6, 2000                         June 2, 2000
Date: _________________________    Date: __________________________